UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, the Board of Directors of Vishay Intertechnology, Inc. (“Vishay”), upon the recommendation of the Compensation Committee, approved an amendment to the employment agreement of Dr. Lior E. Yahalomi, Vishay’s Executive Vice President - Chief Financial Officer.

The amendment modifies the compensation payable to Dr. Yahalomi in the event of a termination for any reason other than for cause, increasing the severance payment to be equal to 24 months of base salary, and including the bonus that would have been payable for the calendar year of termination.

Dr. Yahalomi initially signed an employment agreement in December 2008, shortly after becoming Vishay’s Chief Financial Officer. That agreement provided for severance payments of up to 12 months of base salary in the event of termination for any reason other than for cause. In light of Dr. Yahalomi’s extended tenure with the Company and in his present position, it was determined to revise this provision of his employment agreement to be more consistent with the Company’s other executive officers.

The foregoing summary is qualified in its entirety by reference to the amendment to employment agreement between Vishay Intertechnology, Inc. and Dr. Lior E. Yahalomi, incorporated herein as Exhibit 10.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated December 15, 2010, between Vishay Intertechnology, Inc. and Dr. Lior E. Yahalomi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2010

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lior E. Yahalomi

Name: Dr. Lior E. Yahalomi
Title: Executive Vice President and
Chief Financial Officer